UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549-1004

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

August 24, 2011

(Date of Report (Date of Earliest Event Reported))

LA-Z-BOY INCORPORATED

(Exact name of registrant as specified in its charter)

MICHIGAN	1-9656	38-0751137
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1284 North Telegraph Road, Monroe, Michigan	48162-3390
(Address of principal executive offices)	Zip Code

Registrant's telephone number, including area code (734) 242-1444

None

        (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)	Our annual meeting of shareholders was held on August 24, 2011.
(b)
There were 52,956,886 shares eligible to vote, and 46,023,161 shares, or 86.9% of the outstanding shares were voted in person or by proxy at the meeting.  The final results of the voting on the proposals submitted to a vote of the shareholders are set out below:

Proposal 1. Election of Directors.

The following individuals were elected to serve as directors for terms expiring in 2012:

	Shares Voted For	Shares Withheld	Non-Votes
Kurt L. Darrow	40,997,558	294,922	4,730,681
H. George Levy, M.D.	40,809,936	482,544	4,730,681
W. Alan McCollough	41,037,560	254,920	4,730,681

Proposal 2. Shareholders ratified the selection of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for our fiscal year 2012:

Shares voted For	45,551,232
Shares voted Against	401,271
Shares abstained	70,658

Proposal 3. Advisory vote on executive compensation:

Shares voted For	37,477,478
Shares voted Against	1,284,119
Shares abstained	2,530,883
Non-votes	4,730,681

Proposal 4. Advisory vote on the frequency of future advisory votes on executive compensation:

One year	33,885,146
Two years	210,368
Three years	4,579,242
Abstained	2,617,724
Non-votes	4,730,681

(d)
Consistent with the advisory vote by our shareholders, the Board of Directors has decided that it will include an advisory shareholder vote on executive compensation in its proxy materials every year until the next required advisory vote on the frequency of shareholder votes on executive compensation, which will occur no later than our Annual Meeting of Shareholders in 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LA-Z-BOY INCORPORATED
(Registrant)

Date: August 29, 2011	BY:	/s/ Margaret L. Mueller
Margaret L. Mueller
Corporate Controller